EXHIBIT 10.5

ORLEANS HOMEBUILDERS, INC.

AMENDMENT TO NON-QUALIFIED STOCK OPTION

This Amendment to Non-Qualified Stock Option (this “Amendment”) is made as of this 6th day of December, 2007.

WHEREAS, on February 27, 2007, Orleans Homebuilders, Inc. (the “Company”) granted to Garry P. Herdler (the “Optionee”) an option to acquire 240,000 shares of the Company’s common stock with an exercise price of $15.60 per share pursuant to the Orleans Homebuilders, Inc. 2004 Omnibus Stock Inventive Plan, as amended and restated (the “Plan”) and a Non-Qualified Stock Option issued pursuant to the plan dated February 27, 2007 (the “Option”);

WHEREAS, the Plan permits the Committee to amend any grant document issued pursuant to the Plan, including the Option, without the recipient’s consent is such amendment is favorable to the recipient; and

WHEREAS, the Compensation Committee of the Company’s Board of Directors determined that the Option’s “Option Price” (as defined in the Plan) should be modified to the closing price of the Company’s common stock on the American Stock Exchange on December 6, 2007 and to provide for accelerated vesting in the event of the death or “Disability” of Mr. Herdler while he is employed with the Company.

NOW, THEREORE, the Option is modified as follows:

1.             The Option Price set forth in the Option shall be $4.65 per share, the closing price of the Company’s Common Stock on the American Stock Exchange on December 6, 2007, the date the Compensation Committee approved the terms set forth in this Amendment.

2.             Exhibit A to the Option is amended and restated in its entirety to read as set forth in Attachment 1.

Except as specifically set forth above, no amendments to the Option are made. This Amendment and the Option are subject in all regards to the terms, conditions and limitations set forth in the Plan.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Company has executed this Amendment as of December 6, 2007.

ORLEANS HOMEBUILDERS, INC.

By:	BENJAMIN D. GOLDMAN
Benjamin D. Goldman, Vice Chairman

ACKNOWLEDGED:

By:	GARRY P. HERDLER
Garry P. Herdler
Optionee